SUB-ITEM 77Q3

AIM Independence 2040 Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  22



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        458
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         94
        Class C                        143
        Class R                        169
        Class Y                         11
        Institutional Class              1


74V.  1 Net asset value per share (to nearest cent)
        Class A                     $ 6.60
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                     $ 6.55
        Class C                     $ 6.54
        Class R                     $ 6.57
        Class Y                     $ 6.60
        Institutional Class         $ 6.61